[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.3

Amendment No. 3 To Master Supply Agreement

This Amendment No. 3 (the “Third Amendment”) is entered into as of January 12, 2021, and effective as of October 1, 2020 (the “Third Amendment Effective Date”) by and among: FibroGen, Inc. and its Affiliates (collectively, “FibroGen”); and Shanghai SynTheAll Pharmaceutical Co., Ltd (d/b/a “上海合全药业有限公司”) (“Shanghai STA”); and STA Pharmaceutical Hong Kong Limited (d/b/a “合全药业香港有限公司”) (“STA Hong Kong”) (STA Hong Kong, Shanghai STA, and each of their Affiliates are collectively referred to as “STA”).  This Third Amendment amends the Master Supply Agreement entered into by and between STA and FibroGen on March 2, 2020 (the “Master Supply Agreement”), as amended by Amendment No. 1 on May 11, 2020 and Amendment No.2 on July 24, 2020 (collectively, the “Prior Amendments”). STA and FibroGen shall be referred to individually herein as a “Party”, and collectively as, the “Parties”. The Master Supply Agreement, the Prior Amendments, and this Third Amendment are collectively, the “Agreement”.

Whereas, the Parties desire to amend the Master Supply Agreement to provide for updated shipping and storage terms; and

Whereas, the Parties desire to continue the relationship as set forth under the Master Supply Agreement as amended by this Third Amendment.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

(1)	Unless otherwise defined herein, all capitalized terms and phrases used in this Third Amendment shall have the meaning ascribed to them in the Master Supply Agreement.

(2)	Sect. 3.2.4(a) (FibroGen Materials) is hereby deleted in its entirety and replaced with the following:

“(a) Pursuant to the Manufacturing Services described under a particular FibroGen forecast or order, FibroGen (or its designee) may provide FibroGen Materials to STA for use in the performance of Manufacturing Services. Any such delivery shall be made [*] (Incoterms 2020) [*], and all risk of loss and damage shall transfer to STA upon [*]. Notwithstanding the foregoing delivery terms, title to FibroGen Materials shall remain with FibroGen at all times.”

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(3)	Sect. 4.5 of the Master Supply Agreement is hereby deleted in its entirety and replaced with the following:

“4.5 Delivery Terms; Storage.  Following FibroGen’s acceptance of Product pursuant to this Article 4, STA shall either store, ship, or otherwise dispose of such Product as requested by FibroGen in writing.  Shipment of Product shall be made [*] (Incoterms [2020]) [*], and legal title and risk of all loss shall transfer to FibroGen [*]. If the Binding Forecast, Stockpile Order or Work Order does not specify disposition of Product, then STA or its Subcontractor shall store such Product in accordance with the storage requirements (as defined in this Agreement, the Specifications and the MBR as applicable) until such time as FibroGen request shipment or other disposition or use of such Product.  For any Product that is placed into storage as agreed hereunder, FibroGen shall pay a storage fee in accordance with Section 4.6. [*]. STA shall be solely responsible for [*].  STA shall assist FibroGen [*]. Shipping Requirements shall be approved by FibroGen in writing.  No later than [*] ([*]) months before the Delivery Date unless Product is Stockpiled, FibroGen shall provide Shipping Instructions to STA.”

(4)

The Parties intend for, and all Products have been shipped [*] (Incoterms 2020) [*] as of the Effective Date of the Third Amendment, and legal title with all risk of loss and damage transferring to FibroGen upon [*].

(5)

This Third Amendment, together with the Master Supply Agreement as amended by the Prior Amendments, contains the entire understanding of the Parties with respect to the subject matter hereof.  Except as otherwise provided herein, the Master Supply Agreement has not been modified or amended and remains in full force and effect. All express or implied agreements and understandings, either oral or written, heretofore made with respect to subject matter herein are expressly superseded in this Third Amendment.

(6)

This Third Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be signed and delivered by facsimile and/or via portable document format (pdf), each of which shall be binding when sent.

IN WITNESS WHEREOF, the Parties have executed this Third Amendment to the Master Supply Agreement as of the Third Amendment Effective Date.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

STA Pharmaceutical Hong Kong Limited		FIBROGEN, INC.
By:	/s/ Xiaoyong Fu	By:	/s/ Michael Martinelli
Name:	Xiaoyong Fu	Name:	Michael Martinelli
Title:	SVP	Title:	SVP Tech Dev
Date:	1/13/2021	Date:	1/14/2021

SHANGHAI SYNTHEALL PHARMACEUTICAL CO., LTD.
By:	/s/ Xiaoyong Fu
Name:	Xiaoyong Fu
Title:	SVP
Date:	1/13/2021

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.